UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2021

AVID BIOSERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32839	95-3698422
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2642 Michelle Drive, Suite 200, Tustin, California 92780

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 508-6100

__________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CDMO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

At the 2021 Annual Meeting of Stockholders held on October 21, 2021 (the “Annual Meeting”) of Avid Bioservices, Inc. (the “Company”), the stockholders of the Company approved an amendment (the “Amendment”) to the Company’s 2018 Omnibus Incentive Plan to increase the number of shares of the Company’s common stock reserved for issuance under the 2018 Omnibus Incentive Plan by 3,400,000 shares (as so amended, the “Amended 2018 Plan”).

The Amendment previously had been approved by the Compensation Committee of the Company’s Board of Directors (the “Committee”) on July 28, 2021, subject to stockholder approval. The Amendment became effective immediately upon stockholder approval at the Annual Meeting.

Persons eligible to receive Awards under the Amended 2018 Plan will continue to include all employees, officers, non-employee directors of, and consultants to, the Company or an affiliate, as determined by the Committee.

This summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit A to the Company’s Definitive Proxy Statement for its 2021 Annual Stockholders Meeting filed with the Securities and Exchange Commission on August 27, 2021 and incorporated herein by this reference. In addition, a more detailed summary of the Amended 2018 Plan can be found in such Definitive Proxy Statement, under “Proposal No. 4: Approval of Amendment to the Avid Bioservices, Inc. 2018 Omnibus Incentive Plan.”

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, of the 61,341,484 shares of the Company’s common stock outstanding (as of the record date of August 24, 2021) and entitled to vote, 50,880,508 shares were present in-person or represented by proxy, representing approximately 83% of the total outstanding shares entitled to vote. The final voting results of each proposal voted on at the Annual Meeting are set forth below. For more information about the proposals set forth below, please refer to the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on August 27, 2021.

Proposal No. 1: Election of Directors

The Company’s stockholders elected each of the seven nominees named below to serve on the Company’s Board of Directors until the Company’s 2022 Annual Meeting of Stockholders. The votes were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Esther M. Alegria, Ph.D.	42,541,578	632,081	7,706,849
Joseph Carleone, Ph.D.	42,937,302	236,357	7,706,849
Nicholas S. Green	43,030,509	143,150	7,706,849
Richard B. Hancock	43,030,542	143,117	7,706,849
Catherine J. Mackey, Ph.D.	42,137,290	1,036,369	7,706,849
Gregory P. Sargen	42,144,235	1,029,424	7,706,849
Jeanne A. Thoma	43,017,758	155,901	7,706,849

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Proposal No. 2: Ratification of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2022. The votes were as follows:

Votes For	Votes Against	Abstain
50,413,962	451,790	14,756

Proposal No. 3: To Approve, On an Advisory Basis, the Compensation of the Named Executive Officers

The Company’s stockholders approved, on an advisory basis, a non-binding resolution approving the compensation of the named executive officers as disclosed in the Company’s Definitive Proxy Statement for its 2021 Annual Meeting of Stockholders. The votes were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
41,596,348	1,475,088	102,223	7,706,849

Proposal No. 4: To Approve an Amendment to the Company’s 2018 Omnibus Incentive Plan

The Company’s stockholders approved an amendment to the Company’s 2018 Omnibus Incentive Plan to increase the number of shares of the Company’s common stock reserved for issuance under the 2018 Omnibus Incentive Plan, as amended, by 3,400,000 shares. The votes were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
41,083,236	2,032,202	58,221	7,706,849

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID BIOSERVICES, INC.

Date: October 22, 2021	By:	/s/ Daniel R. Hart
Daniel R. Hart
Chief Financial Officer

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